AS  FILED  WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1997.
 REGISTRATION NO. 333-




                                       SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C.  20549




                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933




                                 MFRI, INC.
                       (Exact name of registrant as specified in its charter)


             DELAWARE                                              36-3922969
   (State or other jurisdiction                              (IRS Employer
  of incorporation or organization)                       Identification No.)



                                         7720 LEHIGH AVENUE
                                        NILES, ILLINOIS 60714
                                           (847) 966-1000
                         (Address, including ZIP code, and telephone number,
                  including area code, of registrant's principal executive offices)

                                             DAVID UNGER
                                 CHAIRMAN OF THE BOARD OF DIRECTORS
                                             MFRI, INC.
                                         7720 LEHIGH AVENUE
                                        NILES, ILLINOIS 60714
                                           (847) 966-1000
                               (Name, address, including ZIP Code, and
                    telephone  number,  including  area  code,  of   agent  for
 service)




                                             COPIES TO:

                                         HAL M. BROWN, ESQ.
                                           RUDNICK & WOLFE
                                203 NORTH LASALLE STREET, SUITE 1800
                                      CHICAGO, ILLINOIS  60601
                                           (312) 368-4012
                                     (312) 236-7516(TELECOPIER)




                  APPROXIMATE  DATE  OF  COMMENCEMENT  OF PROPOSED SALE TO  THE
 PUBLIC:
             FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.




   If  the  only  securities  being  registered  on this form are being offered pursuant  to  dividend  or  interest  reinvestment plans,  please  check  the following box. <square>
If any of the securities being registered on this form are being offered  on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
  1933,  other  than  securities  offered  only  in connection with dividend or
     interest     reinvestment     plans,    check    the    following     box.
                        <square>X
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities Act registration statement number of the earlier
    effective    registration     statement     for    the    same    offering.
                         <square>
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
               for               the               same               offering.
                         <square>
   If delivery of  the  prospectus is expected to be made pursuant to Rule 434,
           please          check          the          following           box.
                         <square>



                                                              AMOUNT TO             PROPOSED MAXIMUM          PROPOSED MAXIMUM
 CALCULATION OF                  TITLE OF SHARES            BE REGISTERED            AGGREGATE PRICE              AGGREGATE
 REGISTRATION FEE               TO BE REGISTERED                                       PER UNIT{(1)}           OFFERING PRICE
         AMOUNT OF           Common Stock, par value          2,124,298                  $7.688                  $16,331,603
     REGISTRATION FEE            $.01 per share
 $4,949

 (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock reported by Nasdaq on February 12, 1997.




   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
  SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
 SECTION 8(A), MAY DETERMINE.

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
  NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
  OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
 QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

          SUBJECT TO COMPLETION, DATED FEBRUARY 18, 1997

                            PROSPECTUS

                         2,124,298 Shares

                            [MFRI LOGO]

                           COMMON STOCK

     This Prospectus relates to 2,124,298 outstanding shares ("Shares") of common stock, par value $.01 per share (the "Common Stock"), of MFRI,
  Inc., a Delaware corporation (the "Company"), which may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders."

     The Shares were issued in the merger (the "Merger") of Midwesco, Inc., an Illinois corporation, with and into the Company, which occurred on December 30, 1996.

     The Shares may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders" on the
  Nasdaq  National  Market,  or  otherwise,  at  prices  and  on terms then obtainable, in broker's transactions, special offerings, exchange distributions, negotiated transactions, block transactions, or otherwise. See "Selling Stockholders" and "Plan of Distribution." The Company will not realize any proceeds from any sale of the Shares.

     SEE "RISK FACTORS" ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     The  Common Stock is traded on the Nasdaq National  Market  under  the
 symbol MFRI.   On  February  12, 1997, the last reported sale price of the
 Common Stock on the Nasdaq National Market was $7.688.
                          ______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  COMMISSION PASSED OR ANY STATE SECURITIES COMMISSION UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ______________
                        FEBRUARY     , 1997

     NO DEALER, BROKER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN
 THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS
  HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE
  SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OF AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
  THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     THIS PROSPECTUS, INCLUDING DOCUMENTS INCORPORATED BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. FORWARD-LOOKING
  STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED WITH ACCURACY AND SOME OF WHICH MIGHT NOT EVEN
  BE ANTICIPATED. FUTURE EVENTS AND ACTUAL RESULTS, FINANCIAL AND OTHERWISE, MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE
 FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" HEREIN AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
  FINANCIAL CONDITION" INCORPORATED BY REFERENCE IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1996, AND THE
  COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED APRIL 30, 1996, JULY 31, 1996 AND OCTOBER 31, 1996, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


                         TABLE OF CONTENTS

                                                             PAGE

 Available Information .......................................  2
 Risk Factors ................................................  2
 The Company .................................................  3
 Selling Stockholders ........................................  5
 Use of Proceeds .............................................  6
 Plan of Distribution ........................................  6
 Legal Matters ...............................................  7
 Experts .....................................................  7
 Information Incorporated By Reference .......................  7


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago,
  Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
  Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information about the Company. The address of the Web site maintained by the Commission is "http://www.sec.gov".

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, the
 "Registration Statement") under the Securities  Act  of  1933,  as amended
  (the "Securities Act"), filed by the Company. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is hereby made to the Registration
  Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof, which may be -examined at the
  Public Reference Room of the Commission in Washington, D.C., without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                           RISK FACTORS

     COMPETITION; BUSINESS. The businesses in which the Company is engaged are highly competitive. In addition, new installations of baghouses are subject to competition from alternative technologies and the sale of specialty piping systems and electronic leak detection and location systems are subject to competition from alternative products. The business of Thermal Care is dependent on the plastics industry. Any adverse trends in the plastics industry may have a material adverse effect on the business of Thermal Care. Thermal Care relies upon a single source for key components of several of its products. Although the Company believes that there are alternate sources available for such components, there can be no assurance that the interruption of supplies of such components would not have an adverse effect on the financial condition of the Company, and that the Company, if required to do so, would be able to negotiate agreements with alternative sources on acceptable terms.

     GOVERNMENT REGULATION. The demand for the Company's leak detection and location systems and secondary containment piping systems is driven primarily by government regulation with respect to hazardous waste. Laws such as the Federal Resource Conservation and Recovery Act ("RCRA"), and standards such as the National Emission Standard for Hydrocarbon Airborne Particulates ("NESHAP"), have increased the demand for the Company's leak detection and location and secondary containment piping systems. The
  Company's filtration products business to a large extent is dependent on governmental regulation of air pollution at the federal and state levels. The Company believes that continuing growth in the sale of filtration products and services will be materially dependent on continuing enforcement of environmental laws such as the Federal Clean Air Act
 Amendments of 1990 ("Clean Air Act Amendments"). Although changes in such environmental regulations could significantly alter the demand for the Company's products and services, the Company does not believe that such a change is likely to decrease demand in the foreseeable future.

     ECONOMIC FACTORS. Although demand for many of the Company's products is generally affected by its customers' need to comply with governmental regulations, purchases of the Company's products at times may be delayed by customers due to adverse economic factors.

     DIVIDENDS. The Company has not paid dividends in the past and does not anticipate paying cash dividends on its common stock in the foreseeable future. The Company's line of credit agreement contains certain restrictions on payment of dividends. The primary restriction limits dividends to a cumulative amount of up to 25% of net income.

     LACK OF ARM'S-LENGTH NEGOTIATIONS; CONFLICTS OF INTEREST. The agreements between the Company and Midwesco relating to the Merger and the Perma-Pipe Transaction were not negotiated on an arm's-length basis.
   However, the Company believes the consideration, representations, warranties and covenants in such agreements are fair to the Company even though they may not provide the same level of protection as similar representations, warranties and covenants contained in comparable agreements with persons that are not affiliates of the Company. Members of the Board of Directors affiliated with Midwesco (Messrs. Unger, Ogilvie, Elgendy, Gruenberg and Henry and Bradley Mautner) will have a conflict of interest with respect to their obligations as directors and officers of the Company, and enforcing the terms of such agreements against Midwesco, if necessary.


                            THE COMPANY

     The Company is engaged in the manufacture and sale of filter bags for use in industrial air pollution control systems known as "baghouses", and also engineers, designs and manufactures specialty piping systems and leak detection and location systems, and industrial water cooling equipment. The Company, which was incorporated in Delaware in October 1993, is the successor  corporation  to Midwesco  Filter  Resources,  Inc.  ("Midwesco
 Filter").

     Midwesco Filter was incorporated in Delaware in October 1989 as a wholly owned subsidiary of Midwesco. On December 13, 1989, Midwesco
  Filter exchanged shares of its common stock for the net assets constituting its Midwesco Filter Resources division ("Filter Division") of
  Midwesco. The Filter Division was formed from certain assets of the Filter Media division of the Kennecott Corporation, acquired by Midwesco in June 1982, and certain assets of the Filter Resources Corporation, acquired by Midwesco in December 1983.

     On January 28, 1994 pursuant to a merger transaction ("Perma-Pipe Transaction") between the Company, a subsidiary of the Company and
 Midwesco Filter, the Company acquired  the  Perma-Pipe  business  ("Perma-
  Pipe") from Midwesco for cash and 278,666 shares of Common Stock. Pursuant to the Perma-Pipe Transaction, each share of common stock of
 Midwesco Filter was exchanged for one share of Common Stock. Immediately prior to the effective time of the Perma-Pipe Transaction, a public offering (the "Offering") of shares of common stock of Midwesco Filter was consummated, the net proceeds of which were used to repay bank debt related to Perma-Pipe. Perma-Pipe is in the business of engineering, designing and manufacturing specialty piping systems and leak detection and location systems.

     On September 30, 1994, the Company and an indirect wholly-owned subsidiary of the Company, pursuant to a purchase agreement dated as of such date ("Purchase Agreement"), acquired substantially all of the assets of Ricwil Piping Systems Limited Partnership ("Ricwil LP") for cash and 55,710 shares of Common Stock, as adjusted in accordance with the terms of the Purchase Agreement. Ricwil LP was a manufacturer of insulated piping systems for district heating and cooling systems.

     On December 6, 1995, Perma-Pipe acquired for cash the net assets and leak detection business of Hagenuk GmbH.

     On August 15, 1996, the Company, pursuant to an Asset Purchase Agreement dated as of such date (the "Purchase Agreement"), acquired substantially all of  the  assets  of  Eurotech  Air  Filtration, Inc., an
  Oregon corporation ("Eurotech"), for cash and 30,571 shares of Common Stock, subject to possible adjustments in accordance with the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, Eurotech has the right, subject to certain conditions, to distribute such shares to its four shareholders.

     On December 30, 1996, the Company acquired the Thermal Care Division ("Thermal Care") and certain other specified assets and liabilities of Midwesco by the merger of Midwesco with and into MFRI (the "Merger"). Through the Merger, an aggregate of 2,124,298 shares of Common Stock were issued to the shareholders of Midwesco and the 1,717,666 shares of Common
  Stock owned by Midwesco immediately prior to the consummation of the Merger were cancelled. Thermal Care engineers, designs and manufactures industrial water cooling equipment.

     The Company's filtration products business is carried on by Midwesco Filter, and the piping system products business is carried on by Perma-Pipe, Inc. Midwesco Filter and Perma-Pipe, Inc. are wholly-owned
 subsidiaries of  MFRI.   As  used  herein,  unless  the  context otherwise
  requires, the term Company includes MFRI, Inc., Midwesco Filter, Thermal Care, Perma-Pipe, Inc., and its subsidiaries, and their predecessors.

     The Company's principal executive offices are located at 7720 Lehigh Avenue, Niles, Illinois 60714 and its telephone number is (847) 966-1000.
  Other information concerning the Company's management, business, securities, and results of operations is incorporated by reference from its reports filed with the Commission. See "Information Incorporated by Reference."



                       SELLING STOCKHOLDERS

     The Shares may be offered from time to time for the account of the Selling Stockholders whose names are set forth in the table below. The table sets forth information as of January 31, 1997 with respect to the beneficial ownership of the Shares by the Selling Stockholders. To the knowledge of the Company, none of the Selling Stockholders has any material relationship with the Company except as set forth in the footnotes to the following table and as more fully described elsewhere in this Prospectus (including the information incorporated by reference in this Prospectus).

 SELLING STOCKHOLDER          NO. OF SHARES OWNED  NO. OF SHARES WHICH  NO. OF SHARES WHICH MAY
                             PRIOR TO Offering(1)    MAY BE Offered        BE OWNED AFTER
                                                                             Offering(1)
 Henry Mautner(2)                          451,688       419,938                 31,750
 Debra Mautner                             170,473       170,473                 --
 David M. Mautner                          171,298       170,473                  825
 Bradley E. Mautner(3)                     172,773       170,473                  2,300
 David Unger(4)                            535,677       489,927                 45,750
 Maxine S. Unger                            29,359               12,859     16,500
 Judith Golden                             141,632       141,632                 --
 Rebecca Fishman                           148,932       141,632                  7,300
 Michael Unger                             142,132       141,632                  500
 Robert F. Spreenberg                      187,925       187,925                 --
 David A. Miller                             6,611         5,511                  1,100
 William F. Davis                           27,126        25,901                1,225
 Judith & Jeff Golden                        4,374         3,674                  700
 Don L. Gruenberg(5)                         4,587         1,837                  2,750
 John F. Conroy(6)                           2,543           918                  1,625
 Carlo Ferraro                                 367           367                 --
 Edward A. Crylen                            3,062         1,837                  1,225
 Herbert J. Sturm(7)                         9,815         3,490                  6,325
 Robert K. Spreenberg                        9,552         9,552                 --
 Gene K. Ogilvie(8)                         43,772        11,022                 32,750
 Michael D. Bennett(9)                      10,331         3,306                  7,025
 Fati Elgendy(10)                           27,969         9,919                 18,050



 (1) Includes shares, if any, held by spouse; held as custodian; held in joint tenancy with spouse; held by or for the benefit of the named person or one or more members of his immediate family; with respect to which the named person has or shares voting or investment powers; or in which the named person otherwise has a beneficial interest. Also includes shares issuable upon exercise of employee stock options.
 (2) Henry Mautner is Director and Vice Chairman of the Board of Directors of the Company.
 (3) Bradley E. Mautner is Director and Vice President of the Company.
 (4) David Unger is Director, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.
 (5) Mr. Gruenberg is Director and Vice President of the Company.
 (6) Mr. Conroy is Comptroller and Assistant Secretary of the Company.
 (7) Mr. Sturm  is  Vice  President  of the Company and of Midwesco Filter,
     Inc.
 (8) Mr. Ogilvie is Director, Vice President of the Company and President of Midwesco Filter, Inc.
 (9) Mr. Bennett is Vice President, Secretary and Treasurer of the Company.
 (10) Mr. Elgendy is Director, Vice President of the Company and President of Perma-Pipe, Inc.


                          USE OF PROCEEDS

     This Prospectus relates solely to Shares being offered and sold for the accounts of the Selling Stockholders. The Company will not realize  any  proceeds  from  any  sale  of  Shares  by the Selling
 Stockholders.


                       PLAN OF DISTRIBUTION

     The Selling Stockholders may offer and sell Shares by means of the Prospectus from time to time in one or more transactions, directly by the Selling Stockholders, or through agents, dealers or brokers to be designated from time to time; such offers and sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, in negotiated transactions or in a combination of such methods of sale; the selling price of the Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and the Shares may
   also   be   offered  in  coordinated  block  transactions  through
 underwriters, dealers  or  agents,  or  otherwise  who  may  receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Shares for whom they may act as agents. In certain states, the Selling Stockholders may be required to offer and sell Shares only through brokers and dealers registered in such states.

     The Selling Stockholders and any brokers or dealers that act in connection with the sale of Shares hereunder may be deemed to be
 "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the sale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the
  Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Company is not obligated to pay any underwriting discounts and commissions, brokers' commissions or charges, the legal fees and expenses of the Selling Stockholders, or transfer taxes, if any, relating to the sale or disposition of Resale Shares by a Selling Shareholder.

     The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the
  Securities Act or in transactions otherwise permitted under the Securities Act.


                           LEGAL MATTERS

     Certain legal matters in connection with the Shares, including the validity of the Shares, will be passed upon for the Company by Rudnick & Wolfe, Chicago, Illinois.


                              EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


               INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

      (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996;
     (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996;

      (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996;

       (v) the registration statement of the Company's predecessor on Form 8-A filed on March 13, 1990 registering common stock of the Company's predecessor under Section 12(g) of the Securities Exchange Act of 1934; and

      (vi)     the  Company's  Current   Report  on  Form  8-K  dated
               December 30, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this
 Prospectus and before the termination of the offering of shares of the Common Stock made hereby are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS
  TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH INFORMATION). SUCH REQUEST SHOULD BE DIRECTED TO MICHAEL D.
  BENNETT, SECRETARY, MFRI, INC., 7720 LEHIGH AVENUE, NILES, ILLINOIS 60714 (TELEPHONE (847) 966-1000).

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses to be incurred in connection with the issuance and distribution of the securities being registered hereby:

      S.E.C. registration fee $ 4,949

     *Legal fees and expenses $ 5,000

     *Miscellaneous        $    500

               Total        $10,449

 ________________
 *   Estimated.
     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Selling Stockholders will bear their pro rata portion of any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares and their own legal fees and expenses.

 Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the
 Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Certificate of Incorporation and its By-Laws provide for indemnification of its officers and directors to the full extent permitted by Section 145 of the Delaware General Corporation Law.

     The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or a stock repurchase or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

     The Company has entered into indemnification agreements in the form described below with each person who is currently a member of the Board of
  Directors of the Company and will enter into such agreements with persons who in the future become directors of the Company. Such indemnification agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively  an "Action"), by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification agreements provide that if any payment, advance or indemnification of the director requires that he or she acted in good faith, in a manner he or she reasonably believed to be for or not opposed to the best interests of the Company or without reasonable cause to believe his or her conduct was unlawful, then it shall be presumed that he or she so acted unless proven otherwise by clear and convincing evidence. The indemnification agreements also provide for the advancement of all expenses, including reasonable attorneys' fees, arising from the investigation of any claim, preparation for the defense or defense or
 settlement of an Action.   The  indemnification  agreements  authorize the
  Company to participate in the defense of any action and to assume the defense thereof, with counsel who shall be reasonably satisfactory to the director, provided that the director shall be entitled to separate counsel of his or her choosing if he or she reasonably believes that (i) there exists conflicting interests between himself or herself and the Company or other parties (the defense of whom the Company shall have assumed) or (ii)
  there is any substantial likelihood that the Company will be financially or legally unable to satisfy its obligations under the Indemnification
  Agreement. The indemnification agreements provide that a director's rights under such contract are not exclusive of any other indemnification rights he or she may have under any provision of law, the Company's
  Certificate of Incorporation or By-laws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise.

 Item 16.  EXHIBITS.

     EXHIBIT   EXHIBIT
     NUMBER    DESCRIPTION

     2.1 Agreement for Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Appendix A to the Company's Proxy Statement dated November 12, 1996 relating to the Company's Special Meeting of Stockholders held on December 16, 1996].

     2.2 Agreement and Plan of Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 30, 1996 (SEC File No. 0-18370)].

     5 Form of Opinion of Rudnick & Wolfe with respect to the legality of the Common Stock being registered

     23.1      Consent of Deloitte & Touche LLP

     23.2      Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof)

     24 Power of Attorney of directors and certain officers of the Company.

 Item 17.  UNDERTAKINGS.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the
  Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Illinois, on February 14, 1997.

                                   MFRI, INC.


                                   By:/S/ DAVID UNGER
                                        David Unger
                                        Chairman of the Board and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                TITLE               DATE

     David Unger*         Director and Chairman of the
                          Board of Directors (Principal
                          Executive Officer)      February 14, 1997

     Henry M. Mautner*    Director, Vice Chairman of
                          the Board of Directors  February 14, 1997

     Gene K. Ogilvie*     Director and Vice President February 14, 1997

     Michael D. Bennett*  Vice President, Secretary and
                          Treasurer (Principal Financial
                          and Accounting Officer)  February 14, 1997

     Fati Elgendy*        Director and Vice President February 14, 1997

     Don Gruenberg*       Director and Vice President February 14, 1997

     Bradley E. Mautner*  Director and Vice President February 14, 1997

     Eugene Miller*       Director                February 14, 1997



 *By:/S/ DAVID UNGER    Individually and as Attorney- February 14, 1997
      David Unger     in-fact

                           EXHIBIT INDEX


 EXHIBIT  EXHIBIT
 NUMBER   DESCRIPTION

 2.1 Agreement for Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Appendix A to the Company's Proxy Statement dated November 12, 1996 relating to the Company's Special Meeting of Stockholders held on December 16, 1996].

 2.2 Agreement and Plan of Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 30, 1996 (SEC file No. 0-18370)].

   5 Form of Opinion of Rudnick & Wolfe with respect to the legality of the Common Stock being registered.

  23.1    Consent of Deloitte & Touche LLP.

  23.2    Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof).

  24 Power of Attorney by the Directors and certain officers of the Company.